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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Timberland Company and its subsidiaries on Form S-8 Nos. 333-51912, 333-35223, 33-60459, 33-67128, 33-56913, 33-17552, 33-41660, 33-19183, 33-50998,
33-60457 and 333-84959 and on Form S-3 No. 33-56921 of our reports dated January 31, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Timberland Company and its subsidiaries for the year ended December 31, 2000.

/s/  DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 28, 2001